UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2023

ALLIANCE ENTERTAINMENT HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40014	85-2373325
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

8201 Peters Road, Suite 1000

Plantation, FL, 33324

(Address of Principal Executive Offices) (Zip Code)

(954) 255-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	*	*
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	*	*

*       On February 10, 2023, the registrant’s securities were suspended from trading on the NYSE American LLC (“NYSE American”). Prior to the suspension, the trading symbols of the registrant’s Class A common stock and warrants were “ADRA” and “ADRA.WS,” respectively. Following the suspension, trades in the registrant’s securities began being quoted on the OTC Pink Open Market under the same trading symbols. Effective March 20, 2023, the trading symbols for the registrant’s Class A common stock and warrants were changed to “AENT” and “AENTW,” respectively.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On May 1, 2023, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Alliance Entertainment Holding Corporation, a Delaware corporation (the “Company” or “Alliance”), appointed BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023. BDO served as the independent registered public accounting firm of AENT Corporation (f/k/a Alliance Entertainment Holding Corporation), a Delaware corporation (“Legacy Alliance”), prior to the Company’s business combination with Legacy Alliance on February 10, 2023 (the “Business Combination”). As previously disclosed, on February 8, 2023, WithumSmith+Brown PC, the Company’s independent registered public accounting firm prior to the Business Combination, was dismissed as the Company’s independent registered public accounting firm effective following the completion of the Company’s audit of the year ended December 31, 2022, which consisted only of the accounts of the Company prior to the Business Combination.

During the fiscal years ended December 31, 2022 and 2021, and the interim period through May 1, 2023, neither the Company nor anyone acting on its behalf consulted with BDO with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by BDO that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2023, Paul Eibeler resigned from his position as a member of the Board of Directors of the Company. Mr. Eibeler’s resignation was not based on any disagreement with the Company’s policies or practices.

On April 30, 2023, the Board appointed John Kutch, the Company’s Chief Financial Officer, to fill the vacancy created by Mr. Eibeler’s resignation. Mr. Kutch will serve as a Class II director until the Company’s second annual meeting of stockholders following the Business Combination.

Mr. Kutch has not entered into any material plan, contract, or arrangement in connection with his appointment as a director. There are no arrangements or understandings between Mr. Kutch and any other person pursuant to which Mr. Kutch was selected as a director, and Mr. Kutch is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2023	ALLIANCE ENTERTAINMENT HOLDING CORPORATION

	By:	/s/ Jeffrey Walker
Name: Jeffrey Walker
Title: Chief Executive Officer